Form of Warrant for Purchasers

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Warrant certificate No. W-____

Mission NewEnergy Limited

Warrant to acquire Ordinary Shares

(Void after May 1, 2014)

This certifies that [NAME OF PURCHASER], or assigns (the “Holder”), for value received, is entitled to acquire from Mission NewEnergy Limited, an Australian corporation (the “Company”), [              ] fully paid ordinary shares of the Company by way of an issue of those shares (“Shares”) for cash at a price of thirty Australian cents (A$0.30) per Share (the “Exercise Price”). This Warrant is issued in connection with issuance of [              ] Units (each Unit comprising one ordinary share and one warrant) of the Company pursuant to a Subscription Agreement between the Company and the Holder.

This Warrant may be exercised at any time and from time to time up to and including 5:00 p.m. (Perth, Australia time) on May 1, 2014 (or such earlier date as may be provided pursuant to Section 5 of this Warrant, the “Expiration Date”), upon surrender to the Company at its principal office at Tempo Offices, Unit B9, 431 Roberts Road, Subiaco, WA 6008, Australia, Attention: Company Secretary (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment via wire transfer or in cash or by check of the aggregate Exercise Price for the number of Shares for which this Warrant is being exercised. The Exercise Price and the number of Shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

This Warrant is subject to the following terms and conditions:

1.          Exercise; Payment for Shares. This Warrant shall be exercisable at the option of the Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the Shares (but not for a fraction of a share) that may be acquired hereunder for the Exercise Price multiplied by the number of Shares to be issued. The Company agrees that the Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Shares as of the close of business on the date on which the Form of Subscription shall have been delivered and payment made for such Shares. Subject to the provisions of Section 2, Shares so issued shall be shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2, by the Company within a reasonable time after the rights represented by this Warrant have been so exercised. In case of an issue of less than all the Shares that may be acquired under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Shares which may be acquired under this Warrant surrendered upon such issue to the Holder hereof within a reasonable time.

2.          Limitation on Transfer.

(a)        This Warrant and the Shares shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to insure compliance with the provisions of the Securities Act. Each holder of this Warrant or the Shares issuable hereunder will cause any proposed transferee of the Warrant or Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2. Subject to the provisions of this Section 2, Holder may freely transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant at any time to any transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferees(s) (and Holder, if applicable).

(b)        Each certificate representing this Warrant and any replacement Warrant shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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(c)        The Holder of this Warrant, and each person to whom this Warrant is subsequently transferred, represents and warrants to the Company (by acceptance of such transfer) that it will not transfer this Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act or (ii) an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, as evidenced by a legal opinion of counsel, reasonably satisfactory to counsel for the Company, to such effect.

3.          Shares to be Fully Paid; ASX quotation.

(a)        The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof.

(b)        Shares issued upon the exercise of the rights represented by this Warrant shall rank equally in all respects with Shares on issue on the date the relevant Shares are issued, save that they shall not rank for or be entitled to the benefit of any dividend or other distribution or right declared, paid, made or granted prior to (or by reference to a record date falling before) the date on which the relevant Shares are issued.

(c)        The Company shall, in accordance with the listing rules (the "Listing Rules") of the Australian Securities Exchange ("ASX"), make application to have Shares which are issued pursuant to an exercise of Warrants quoted on ASX (or any other primary market on which the Company's shares are quoted) within the time limit prescribed by the Listing Rules.

(d)        The Company will take all such action as may be necessary to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the Shares may be listed or quoted.

4.          Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time in accordance with the Listing Rules upon the occurrence of certain events described in this Section 4 or, if the Listing Rules are amended after the date of issue of the Warrants, in accordance with the Company's obligations under the Listing Rules to the extent those obligations are modified by the amendment.

4.1        Subdivision or Combination of Shares.

(a)        In a consolidation of capital – the number of Shares to be issued upon exercise of this Warrant ("Warrant Shares") must be consolidated in the same ratio as the ordinary capital and the Exercise Price must be amended in inverse proportion to that ratio.

(b)        In a sub-division of capital – the number of Warrant Shares must be sub-divided in the same ratio as the ordinary capital and the Exercise Price must be amended in inverse proportion to that ratio.

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(c)        In a return of capital – the number of Warrant Shares must remain the same, and the Exercise Price of each Warrant Shares must be reduced by the same amount as the amount of cash or value of shares, securities, or other property returned in relation to each ordinary share.

(d)        In a reduction of capital by a cancellation of paid up capital that is lost or not represented by available assets where no securities are cancelled – the number of Warrant Shares and the Exercise Price of each Warrant Shares must remain unaltered.

(e)        In a pro rata cancellation of capital – the number of Warrant Shares must be reduced in the same ratio as the ordinary capital and the Exercise Price of each Warrant Shares must be amended in inverse proportion to that ratio.

(f)        In any other case – the number of Warrant Shares or the Exercise Price, or both, must be reorganized so that the holder of the Warrant will not receive a benefit that holders of ordinary securities do not receive.

4.2       Bonus Shares and stock dividends. If there is a pro-rata bonus issue, or a pro-rata dividend to be paid only in Shares, to the holders of issued Shares, the number of Warrant Shares upon exercise will be increased by the number of Shares which the holder of the Warrant would have received if the Warrant had been exercised before the record date for the bonus issue or dividend.

4.4       Notice of Adjustment. Upon any adjustment of the Exercise Price, and/or any increase or decrease in the number of Shares issuable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice, which may be substantially in the form of Exhibit “A” attached hereto, shall be signed by the Company’s chief financial officer or a director of the Company and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares issuable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.5       Other Notices. If at any time:

(a)      the Company shall declare any cash dividend upon its Shares;

(b)      the Company shall declare any dividend upon its Shares payable in shares or make any special dividend or other distribution to the holders of its Shares;

(c)      there shall be any capital reorganization or reclassification of the capital of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity;

(d)      there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

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(e)          the Company shall take or propose to take any other action, notice of which is actually provided to holders of the Shares;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (i) at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 10 days’ written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Shares shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Shares shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

5.          Call for Early Exercise. If at any time on or after May 1, 2012 the immediately preceding 20-trading day volume weighted average price (as published by or derived from the Australian Securities Exchange) is at least A$1.00 (as may be adjusted in accordance with the principles set forth in Section 4 of this Warrant), the Company may give written notice to each Holder that if such Holder does not exercise its Warrants within 30 days from the day of such notice, then such Warrants shall expire on that 30th day.

6.          No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the Shares issuable hereunder until, and only to the extent that, this Warrant shall have been exercised and the Shares issued. No provisions hereof, in the absence of affirmative action by the Holder to acquire Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

7.          Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

8.          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or (ii) upon confirmation of receipt if by facsimile or email.

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9.          Binding Effect on Successors. All of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder hereof but at the Company’s expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder hereof in respect of such rights.

10.         Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Western Australia and the federal laws of Australia.

11.         Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company at its expense will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

12.         Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 1st day of May, 2009.

MISSION NEWENERGY LIMITED

Name:
Title:

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:     _____________________________

☐      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the right represented by such Warrant for, and to subscribe for thereunder, ________________ (_____)1 ordinary shares (the “Shares”) of Mission NewEnergy Limited and herewith makes payment of _____________ Australian Dollars (A$________) therefor, and requests that such shares be issued in the name of ______________________.

Dated

Holder:

By:

Its:

(Address)

[1]	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Shares pursuant to the adjustment provisions of the Warrant.

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EXHIBIT “A”

[On letterhead of the Company]

Reference is hereby made to that certain Warrant dated ______ __, 2009, issued by Mission NewEnergy Limited, an Australian corporation (the "Company"), to ____________________________, a _______________ (the "Holder").

[IF APPLICABLE] The Warrant provides that the actual number of shares of the Company's capital stock issuable upon exercise of the Warrant and the initial exercise price per share are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant. Such events or conditions have now occurred or lapsed, and the Company wishes to confirm the actual number of shares issuable and the initial exercise price. The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

[IF APPLICABLE] Notice is hereby given pursuant to Section 4 of the Warrant that the following adjustment(s) have been made to the Warrant: [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

This certifies that the Holder is entitled to acquire from the Company __________________________ (____________) fully paid ordinary shares of the Company at a price of _________________________ Australian Dollars (A$__________) per share (the "Exercise Price"). The Exercise Price and the number of shares issuable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

Executed this ___ day of ________________, 20___.

MISSION NEWENERGY LIMITED

By:

Name:

Title:

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